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                                                                    Exhibit 23.8


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Interliant, Inc.
Cambridge, MA


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 15, 1999, relating to the combined financial statements of Telephonetics International, Inc. and Affiliate appearing in the Registration Statement on Form S-1 (SEC File No. 333-74403) of Interliant, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


/s/ BDO Seidman, LLP


Miami, Florida
July 16, 1999